ARTICLES OF INCORPORATION
                            ARTICLES OF INCORPORATION
                                       OF
                                 E/S CORPORATION

     KNOW ALL MEN BY THESE PRESENTS: That Judy Morton Johnston for the purpose of forming a corporation under the Washington Business Corporation Act, hereby certifies and adopts in triplicate the following Articles of Incorporation:

                                   ARTICLE I.
                                   ---------

     The  name  of  this  corporation  shall  be:  E/S  CORPORATION.

                                   ARTICLE II.
                                   ----------

     The  existence  of  this  corporation  shall  be  perpetual.

                                  ARTICLE III.
                                  ------------

     The  purpose  and  object  of  this  corporation  are  as  follows:

     1. To engage in the business of conducting a sales, marketing and installation business utilizing the I.F.S. Energy Saver and such other businesses of similar or related nature as may be agreed upon from time to time by the Board of Directors.

     2. To engage generally and carry on any lawful business or trade which may, in the judgment of the Board of Directors, at any time be necessary, useful or advantageous to this corporation.

     3. In addition to the general corporate powers conferred by the laws of the State of Washington, it is expressly .provided that this corporation shall also have the power to be a partner in any lawful business; provided, however, that nothing contained herein shall be deemed to authorize or permit the corporation to carry on any business, to exercise any power, or to do any act which a corporation formed under the Washington Business Corporation Act of the State of Washington, or any amendment thereto or substitute therefor, may not at the time lawfully carry on or do.


                                   ARTICLE IV.
                                   ----------

     Shareholders of this corporation shall have preemptive rights to acquire additional shares offered for sale by the corporation.


                                   ARTICLE V.
                                   ---------

     The registered office and principal location of the registered agent shall be: Judy Morton Johnston, c/o Quality Tax Service, 2302 East Madison Street, Seattle, Washington 98112.

     The principal place of business for the corporation shall be: 12710 Lake City Way NE, Seattle, Washington 98125.

                                   ARTICLE VI.
                                   ----------


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     The authorized capital stock of this corporation shall consist of 1,000,000 shares  of  common  stock  having  no  par  value.

     The initial offering shall be such as will allow the stock to be considered as "Section 1244 Stock: as set out in the Internal Revenue Code of 1954, as amended.

The  stock  initially  authorized:

     1. Shall be issued pursuant to an offer which shall terminate October 31, 1990.

     2. May be issued for consideration in the form of cash, promissory notes, services performed, contracts for ser-vices to be performed, any other tangible or intangible property, other securities of the corporation, or benefit to the corpora-tion.

          (a) If shares are issued f or other than cash, the Board - of Directors shall determine the value of the consider-ation.

          (b) Shares issued when the Corporation receives the. consideration determined by the Board of Directors are validly issued, fully paid, and nonassessable.

          (c) A good faith judgment of the Board of Direc-tors as to the value of the consideration received for share is conclusive.

                                  ARTICLE VII.
                                  -----------

     The corporation reserves the right to amend, alter, change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter authorized or permitted by statute. All rights of stockholders of the corpora-tion are granted subject to this reservation.


                                  ARTICLE VIII.
                                  ------------

     At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy on the basis of one vote for each share held. Cumulative voting shall not be impaired.

                                   ARTICLE IX.
                                   ----------

     The corporation will not commence to do business until consideration has been received for the issuance of its shares.


                                   ARTICLE X.
                                   ---------

     The power to adopt, alter, amend or repeal the Corpora-tion by-Laws shall be vested in the directors.

                                   ARTICLE XI.
                                   ----------

     The number of directors of the corporation shall be fixed as provided in the By-Laws, and may be changed from time to time by amending the By-Laws, as therein provided, but the number of directors shall not be less than three.

                                  ARTICLE XII.
                                  -----------

     The first directors of this corporation shall be three (3) in number and their names and post office addresses are as follows:


     Name                          Post  Office  Address
     ----                          ---------------------

     Clifford  M.  Johnston        724  North  198th  Street
                                   Seattle,  Washington  98133

     Melvin  McCain,  Jr.          9805  -  27th  Avenue  NW
                                   Seattle,  Washington  98117

     Richard  B.  Fish             10618  SW  25th  Avenue
                                   Portland,  Oregon  97219

     The terms of the first directors shall be until the first annual meeting of the stockholders and until their succes-sors are elected and qualified.


                                  ARTICLE XIII.
                                  ------------

     The  first  officers  of  the  corporation  shall  be  as  follows:

     Name                              Office
     ----                              ------

     Melvin  McCain,  Jr.              President

     Richard  B.  Fish                 Executive  Vice  President

     Clifford  M.  Johnston            Secretary/Treasurer

                                  ARTICLE XIV.
                                  -----------

     The  name  and  post  office  address  of  the  Incorporator is as follows:

               Judy  Morton  Johnston  c/o  Quality  Tax  Service
               2302  East  Madison  Street
               Seattle,  Washington


     IN WITNESS WHEREOF, the Incorporator hereinabove named has set her hand this 12th day of September, 1990.


                                         S/  JUDY  MORTON  JOHNSON
                                         -------------------------


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                              ARTICLES OF AMENDMENT
                                 E/S CORPORATION

     Pursuant to the provisions of the Washington Business Corporation Act, the following Articles of Amendment to Articles of Incorporation are herewith submitted for filing.

          ARTICLE I: Article V of the original Articles of Incorporation is changed to read as follows: The address of the registered of f ice of the Corpora 3.on is:

                        6912 - 220th Street SW, Suite 102
                           Mountlake Terrace, WA 98043

              The name of the registered agent at such address is:

                              Clifford M. Johnston

     ARTICLE II: Article VI of the original Articles of Incorporation is changed to read as follows:

          The total authorized number of par value shares in the Corporation is Fifty Million (50,000,000) shares with a par value of $.001 per share. The aggregate value of these shares is Fifty Thousand Dollars ($50,000.00).

          ARTICLE III: Article XI of the original Articles of Incorporation is changed to read as follows:

          The number of directors of this Corporation shall be fixed in the manner as provided in the By-Laws, and may be changed from time to time by amending the By-Laws, as therein provided, but the number of directors shall not be less than two (2).

          ARTICLE IV: Article XII of the original Articles of Incorporation is changed to read as follows:

          The current directors of the Corporation shall be two (2) in number and their names and addresses are:

          Clifford  M.  Johnston                   Jerry  M.  Durkis
          19111  3rd  Avenue  NW                   1101  NE  42nd  Street
          Shoreline,  WA  98177                    Seattle,  WA  98105

          These current directors shall serve until the next annual meeting of shareholders or until their successors are elected and qualified and have appointed the following officers of the corporation:

          Clifford  M.  Johnston               President
          Jerry  M.  Durkis               Secretary/Treasurer

     ARTICLE  V:  The  date  of  adoption  of  the  amendment  is: May 31, 1996.

     ARTICLE VI: The amendment was adopted by the shareholders pursuant to the provisions of RCW 23B.10.030 and RCW 23B.10.40.

     ARTICLE VII: The number of shares of the corporation outstanding at the time of such adoption was 850,000; and the number of shares entitled to vote thereon was 850,000.

     ARTICLE VIII: The designation and number of outstanding shares of each class entitled to vote as a class is as follows:

CLASS              NUMBER  OF-SHARES
-----              -----------------
Common  Stock      850,000


     ARTICLE IX: The number of shares that voted for the amendment was 850,000; and the number of shares that voted against the amendment was "zero".

     ARTICLE X: The number of shares of each class entitled to vote as a class that voted for and against such amendment, respectively was:

CLASS              NUMBER  OF-SHARES
-----              -----------------

Common  Stock      For:  850,000     Against:  -0-

     ARTICLE XI: The manner in which any exchange, reclassification or cancellation of issued shares shall be effected, is as follows: No CHANGE.

     I certify that I am an officer of the above named E/S Corporation and am authorized to execute these Articles of Amendment on behalf of the Corporation.

DATED:           May  31,  1996
                 --------------

                                   S/  Clifford  M.  Johnston
                                   --------------------------
                                   Clifford  M.  Johnston,  President